Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-258519, 333-217216, 333-214061, and 333-203209 on Form S-3 and 333-239832, 333-233700, 333-225833, 333-214063, 333-190982, 333-175320, 333-175319, 333-139597, 333-125183 and 333-81438 on Form S-8 of our report dated September 20, 2021, relating to the consolidated audited financial statements of 123tv Beteiligungs GmbH as of and for the years ended December 31, 2020 and December 31, 2019, appearing in this Current Report on Form 8-K.

Mazars GmbH & Co. KG
Wirtschaftsprüfungsgesellschaft

Steuerberatungsgesellschaft

/s/ Schäfer	/s/ Stocker
Schäfer	Stocker
Wirtschaftsprüfer	Wirtschaftsprüfer
(German CPA)	(German CPA)

Munich/Germany, September 22, 2021